Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2010, except for the effect of the reverse stock split described in Note 15, as to which the date is June 14, 2010, relating to the financial statements and financial statement schedules of BroadSoft, Inc., which appears in BroadSoft, Inc.’s Registration Statement on Form S-1 (No.333-170978) as amended, dated December 13, 2010.
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2010, relating to the financial statements of Sylantro Systems, Inc., which appears in BroadSoft, Inc.’s Registration Statement on Form S-1 (No.333-170978) as amended, dated December 13, 2010.
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2010, relating to the financial statements of the M6 division of GENBAND, Inc., which appears in BroadSoft, Inc.’s Registration Statement on Form S-1 (No.333-170978) as amended, dated December 13, 2010.
/S/ PricewaterhouseCoopers LLP
McLean, Virginia
February 11, 2011